                                                                   Exhibit 10.14


                              FIRST AMENDMENT TO
                                LEASE AGREEMENT


                    LANDLORD:  BOYER JORDAN VALLEY 1, L.C.

                    TENANT:    TENFOLD CORPORATION

                    DATE:      NOVEMBER 30, 2000

                              FIRST AMENDMENT TO
                               LEASE AGREEMENT

                        JORDAN VALLEY TECHNOLOGY CENTER
                              OFFICE BUILDING TWO

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into as of this 30th day of November, 2000, by and between BOYER JORDAN VALLEY 1, L.C., a Utah Limited Liability Company, (the "Landlord"), and TENFOLD CORPORATION, a Delaware Corporation (the "Tenant"), (collectively the "Parties").

                                   RECITALS:
                                   --------

     A. Landlord and Tenant previously entered into a certain Lease Agreement - Tenfold Office Building Phase I, dated April 28, 2000 (the "Lease"). Capitalized terms which are used but not defined in this Amendment shall have the same meaning as is set forth in the Lease.

     B. Tenant desires to modify the Lease and reduce its obligations under the Lease.

     C. Landlord is willing to modify the Lease strictly upon the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Exhibits "A-1", "B-1", and "E-1" are hereby substituted for Exhibits "A", "B", and "E" respectively. From and after the date of this Amendment.

         1. All references in the Lease to Exhibit "A", "B", or "E" shall be deemed to be references to Exhibits "A-1", "B-1" or "E-1" in this Amendment respectively. Exhibit "G" and Exhibit "G-1" to the initial Lease are deleted.

         2. All references in the Lease to Buildings shall be deemed to refer only to Building Two and not to Building One.

     2. Exhibit "C-1" which is attached to this Amendment modifies and amends Exhibit "C" which was attached to the Agreement.

     3. Tenant's obligation under the Lease to lease space in Building One is hereby terminated. In consideration of the agreement by Landlord to terminate Tenant's obligation to lease space in Building One, $457,620.00 of the amounts held in the Tenant Escrow described in
         Section III(E)(1) of Exhibit "C" to the Lease shall immediately be paid to Landlord. Tenant shall immediately execute written immediately be paid to Landlord. Tenant shall immediately execute written notice instructing the escrow holder to release such portion of the escrowed amount to Landlord.

     4. The actual size of the Leased Premises has finally been determined to be 103,569 rentable square feet. In addition, the actual size of Building One has been determined to be 101,781 rentable square feet.

     5.  As a result of the matters previously set forth in the Recitals and in
         Section 1-3 of this Amendment, Section 1.1 of the Lease is modified in its entirety to read as follows:

             1.1 Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

             (a) That certain floor area containing approximately 103,569 rentable square feet (the "Leased Premises") in Office Building Two (the "Building") located at approximately 10000 South 900 West in South Jordan, Utah containing 103,569 rentable square feet (the "Building Area"), on the real property (the "Property") described on Exhibit "A-1" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of that certain area crosshatched on Exhibit "B-1" which is attached hereto and by this reference incorporated herein.

                   (i)   [Intentionally deleted]

                   (ii) "Tenant's Proportionate Share" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (103,569), the denominator of which is the gross rentable square footage of Building Two (103,569). In this Lease, Tenant's Proportionate Share initially is 100%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises or in Building Two.

             (b) The non-exclusive right to Tenant's use of the Common Areas (as defined in Section 20.1 below).

             (c) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

             (d) The non-exclusive right to use those areas designed and suitable vehicular parking, including the non-exclusive right to the use of four hundred twenty-one (421) of the parking stalls located on the Property. Landlord shall be obligated to provide at least four (4) parking spaces per 1,000 rentable square feet.

             (e) The non-exclusive right to use of the roof for installation of Tenant's equipment including satellite equipment. Landlord shall have the right to review and reasonably approve the location of Tenant's equipment.

     6. The phrase "but in no event later than eighteen (18) months after the date of this Lease" which appears in the seventh (7th) and eighth (8) lines of Section 1.3 of the Lease is herby modified to read: "but in no event later than eighteen (18) months after the date of this Amendment". In addition, the second complete sentence of Section 1.3 of the Lease is hereby deleted.

     7.  The following is added at the end of Section 1.5 of the Lease:

             Tenant's share of the economic incentives shall be calculated as follows:

             (a)   Multiply the economic incentives received by fifty percent
                   (50%);

             (b) Multiply the result in (a) Tenant's Proportionate Share of Building Two.

     8. Section 2.3 of the Lease is hereby modified in its entirely to read as follows:

             2.3 Construction of Leased Premises. Landlord shall construct or cause to be constructed the improvements to the Leased Premises (see Exhibit "C - Work Letter" as modified by Exhibit "C-1"). Landlord shall itemize each part of the construction work and its associated cost. Landlord shall pay for the costs with the amounts held in the Tenant Escrow and, subject to the provisions of Exhibit "C" (as modified) including specifically but without limitation Paragraph III(E)(i) of Exhibit "C" (as modified), Tenant shall be responsible for the costs that exceed the amounts held in the Tenant Escrow. Any special decorator items, equipment, furniture or furnishings not designed on Exhibit "C" or "E-1", shall be the sole cost of Tenant. The Construction of Leased Premises as designated in this section 2.3, in Exhibit "C", and Exhibit "E-1", shall be in accordance with the minimum Building standard finishes described in Exhibit "F". Notwithstanding any other provision of the Lease, Landlord shall not pay or be obligated to pay any portion of the costs of finishing the improvements to the Leased Premises.

     9.  Section 2.5 of the Lease is hereby deleted in its entirety.

     10. Section 3.1 of the Lease is hereby modified in its entirety to read as follows:

             3.1   Basic Annual Rent.  Tenant agrees to pay to Landlord as basic
                   -----------------
          annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the sum of One Million Nine Hundred Fifty-Seven Thousand Four Hundred Fifty-Four and 10/100 Dollars ($1,957,454.10) per year. Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. The Basic Annual Rent shall escalate at the beginning of the second (2nd) lease year and the beginning of each lease year thereafter using a three percent (3%) annually compounded rate. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then Basic Annual Rent shall be paid on the Commencement Date for the initial fractional calendar month, prorated on a per-diem basis (based upon a thirty (30) day month).

     11.  Section 4.1(c) is hereby modified in its entirety to read as follows:

             (c) "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs, excluding the costs of electricity and ventilation/air conditioning provided to the Buildings, if separately metered. The Estimated Costs for the calendar year in which the Lease commences are $491,952.75 excluding the costs of electricity and ventilation/air conditioning to the Buildings, and are not included in the Basic Annual Rent. The Estimated Costs are based on 103,569 rentable square feet and a $4.75 per rentable square foot cost. If the Estimated Costs as of the date Tenant takes occupancy area greater than Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

     12. In the event of any inconsistency between the terms of this Amendment and the new substituted Exhibits or modified Exhibits attached to this Amendment and the Lease and its original Exhibits, the provisions of this Amendment and the new or amended Exhibits shall control. Except as modified by or inconsistent with this Amendment and the new Exhibits attached to this Amendment, the provisions of the Lease and the Exhibits attached to the Lease shall continue in full force and effect.

                     (signatures appear on following page)

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment on the date first set forth above.

                         LANDLORD: BOYER JORDAN VALLEY 1, L.C., by its
                                   Managing Partner, The Boyer Company, L.C.

                                   By: /s/ H. Roger Boyer
                                      -----------------------------
                                           H. Roger Boyer

                                   Its:    Chairman and Manger

                         TENANT:   TENFOLD CORPORATION

                                   By: /s/ Gary D. Kennedy
                                      -----------------------------
                                           Gary D. Kennedy
                                   Its:    President and Chief Executive Officer

                                    NOTARY

STATE OF UTAH                )
                             ) ss
COUNTY OF SALT LAKE          )

     On this 30th day of November, 2000, personally appeared before me H. ROGER BOYER, who duly acknowledged to me that he executed the foregoing Lease Amendment as the CHAIRMAN AND MANAGER of THE BOYER COMPANY, L.C., A UTAH LIMITED LIABILITY COMPANY the manager partner of BOYER JORDAN VALLEY 1, L.C.


My commission Expires:                     /s/ Barbara L. Clary
                                           -------------------------------------
                                           Notary Public
        8/1/04                             Residing at SALT LAKE COUNTY
----------------------

                                             ---------------------------------
                                                           NOTARY PUBLIC
                                             [GRAPH]      BARBARA L. CLARY
                                                     127 South 500 East #100
                                                   Salt Lake City, Utah 84102
                                                      My Commission Expires
                                                            Aug. 1, 2004
                                                           State of Utah
                                             ---------------------------------

STATE OF UTAH                )
                             ) ss
COUNTY OF SALT LAKE          )

     On this 6th day December, 2000, personally appeared before me GARY D. KENNEDY, who being duly sworn, did being sworn, did say that he is the PRESIDENT AND CHIEF EXECUTIVE OFFICER of Tenfold Corporation, a Delaware Corporation, and that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its Board of Directors, and said GARY D. KENNEDY acknowledged to me that said corporation executed the same.


My Commission Expires:                     /s/ Rachel Oh
                                           -------------------------------------
                                           Notary Public
   March 23, 2003                          Residing at SALT LAKE COUNTY
----------------------

                                             ---------------------------------
                                                         NOTARY PUBLIC
                                             [GRAPH]        RACHEL OH
                                                  180 WEST ELECTION RD STE 100
                                                   SALT LAKE CITY, UTAH 84020
                                                      MY COMMISSION EXPIRES
                                                         MARCH 23RD, 2003
                                                           STATE OF UTAH
                                             ---------------------------------

                                 EXHIBIT "A-1"

                         DESCRIPTION OF REAL PROPERTY
                         ----------------------------


                                   Lot No. 1

                        Jordan Valley Technology Center
                              Phase 1 Final Plat

Recorded September 7, 2000, Book 2000P, page 238 records of Salt Lake County,
Utah

Said Tract of land contains 14.925 acres more or less and is specifically defined as follows:

  Beginning at a point which lies South 89(degrees)32'26" East 183.61 feet and South 00(degrees)27'34" West perpendicular to the north line of the southwest quarter of section 12, T3S., R1W., S.L.B. & M., 75.67 feet, from the West quarter corner of said section 12, (a found brass cap), said point also lies on the westerly boundary of the Pheasant Hollow Business Park; thence along said boundary line the following (7) seven courses:

1.) South 10(degrees)46'37" East 407.04 feet to a found rebar, 2.) South 60(degrees)49'07" East 407.94 feet to a found rebar, 3.) South 28(degrees)11'4" East 192.46,
4.) South 27(degrees)32'55" East 114.91 feet,
5.) South 86(degrees)31'49" East 29.65 feet,
6.) South 83(degrees)32'07" East 128.83 feet,
7.) South 29(degrees)42'38" East 375.76 feet to a point which lies on the Northerly right of way line of the proposed 10000 South street; thence along said boundary line the following (6) six courses: 1.) North 89(degrees)46'10" West 406.21 feet to the beginning of a 2.) curve to the right having a central of 35(degrees)13'30", radius of 667.00 feet, (chord bears North 72(degrees)09'25" West 403.64 feet), thence along the Arc of said curve 410.07 feet: 3.) thence North 54(degrees)32'40" West 259.04 feet to the beginning of a 4.) curve to the right, having a central angle of 15(degrees)39'15", radius of
967.00 feet, (chord bears North 46(degrees)43'02" West 263.38 feet), thence along the Arc of said curve 264.20 feet; 5.) thence North 38(degrees)53'25" West
119.58 feet to the beginning of a 6.) Curve to the left, having a central angle of 7(degrees)56'11", radius of 508.00 feet, (chord bears North 42(degrees)51'30" West 70.31 feet), thence along the Arc of said curve 70.37 feet to a point which lies on the Phase Boundary line of the Jordan Valley Technology Center; thence along said phase line North 32(degrees)53'27" East 729.04 feet to the Point of Beginning.

                                 EXHIBIT "B-1"

                         FLOORPLAN OF LEASED PREMISES
                         ----------------------------


[Description of drawing - an architectural drawing depicting the floor plan of building 2 level 1, showing the location of office space, walls, elevator shafts and stairways]


                        BUILDING 2 LEVEL 1 EXITING PLAN
                        -------------------------------

                             B-1--Page 1 of 5

                                   FLOORPLAN
                                   ---------


[Description of drawing - an architectural drawing depicting the floor plan of building 2 level 2, showing the location of office space, walls, elevator shafts and stairways]



                       BUILDING 2 - LEVEL 2 EXITING PLAN
                       ---------------------------------

                               B-1--Page 2 of 5

                                   FLOORPLAN
                                   ---------

[Description of drawing - an architectural drawing depicting the floor plan of building 2 level 3, showing the location of office space, walls, elevator shafts, and stairways]


                       BULDING 2 - LEVEL 3 EXITING PLAN
                       --------------------------------

                               B-1--Page 3 of 5

                                   FLOORPLAN
                                   ---------

[Description of drawing - an architectural drawing depicting the floor plan of building 2 level 4, showing the location of office space, walls, elevator shafts, and stairways]

                       BUILDING 2 - LEVEL 4 EXITING PLAN
                       ---------------------------------

                               B-1--Page 4 of 5

                                   FLOORPLAN
                                   ---------

[Description of drawing - an architectural drawing depicting the floor plan of building 2 level 5, showing the location of office space, walls, elevator shafts, and stairways]

                       BUILDING 2 - LEVEL 5 EXITING PLAN

                               B-1--Page 5 of 15

                                 EXHIBIT "C-1"

                            AMENDMENT TO WORKLETTER
                            -----------------------

                       CONSTRUCTION AND/OR FINISHING OF
                        IMPROVEMENTS TO LEASED PREMISES

1. Section III(E) of Exhibit "C" is hereby modified in its entirety to read as follows:

     E. PAYMENT. Landlord shall furnish, construct, and complete all of the matters entering into Landlord's Construction Obligation at its own cost and expense. Landlord, as Tenant's agent, shall furnish, construct and complete all of the matters constituting Tenant's Leasehold Improvement Request at the sole cost and expense of Tenant, to be paid from the funds held by the Escrow Agent pursuant to Section 1 of this Section III(E), or by Tenant. All fees of Tenant's architect or engineer shall be paid by Tenant.

         1. Subject to the last sentence of this Section 1, all expenses arising by reason of Tenant's Leasehold Improvement Request shall be borne exclusively by the Tenant. Tenant has deposited into an escrow account with Legacy Land Title Company (the "Escrow Agent") the sum of Two Million Five Hundred Twenty Nine Thousand Dollars ($2,529,000.00) for a portion of the cost of Tenant's Leasehold Improvement Request. Pursuant to Section 4 of the First Amendment to Lease Agreement to which this Exhibit "C-1" is attached, $457,610.00 of the amount held by the Escrow Agent shall be released and paid to Landlord as consideration for the execution of the First Amendment to Lease Agreement. The balance of the funds held by the Escrow Agent, $2,071,380.00 plus accrued interest, shall be held by Escrow Agent to satisfy Tenant's obligation to pay for Tenant Improvements.

         2. Subject to the last sentence of this Section 2, Tenant shall pay or cause the Escrow Agent to pay to Landlord from the escrow account and all costs related to Tenant Improvements monthly as costs for Tenant Improvements are incurred. Landlord shall provide Tenant with an anticipated schedule of monthly draw amounts. To the extent that at any time the cost of Tenant's Leasehold Improvement Request, as modified pursuant to the next sentence, is less than the sum of the Tenant Allowance plus amounts disbursed from escrow to pay the cost of Tenant's Leasehold Improvement Request, the balance shall immediately be returned to Tenant. Tenant may reduce the cost or scope of Tenant's Leasehold Improvement Request with the consent of Landlord, which consent shall not be withheld if the Tenant's Improvements comply with applicable law and reasonable engineering and design practices for a Class "A" office building, but any reduction shall not affect Tenant's obligation to open for business in the Leased Premises or to pay Basic Annual Rent, Additional Rent or other rents and charges under the Lease Agreement as modified by the First Amendment to Lease. If, however, Tenant defaults in performing any of its obligations under the Lease prior to full disbursement of the escrow account, Landlord shall have a security interest in any amounts remaining in escrow to secure payment of any damages finally determined to be owing by Tenant. Except to the extent more extensive Tenant Improvement are approved by Tenant, Tenant shall not be responsible to pay more than Two Million Seventy-One Thousand Three Hundred Eighty and no/100 Dollars ($2,071,380.00) for its Tenant Leasehold Improvement Request and Landlord shall not be obligated to pay any amount for Tenant Improvements. In no event shall Tenant be obligated to pay any amount of cost overruns for items other than Tenant Leasehold Improvement Requests.

     3. In the event of any inconsistency between Exhibit "C-1" and Exhibit "C" the provisions of this Exhibit "C-1" shall control. Except as modified by this Exhibit "C-1", Exhibit "C" is hereby ratified and affirmed.

                                 EXHIBIT "E-1"
                                 -------------

                       COST TO CONSTRUCT LEASED PREMISES
                       ---------------------------------

TENANT: TENFOLD CORPORATION

SQUARE FOOTAGE: 103,569

ITEM                                                               COST ESTIMATE
----                                                               -------------

1.0  General Conditions--Clean Up                                  -------------

6.1  Rough Carpentry                                               -------------
6.2  Millwork                                                      -------------


7.1  Insulation                                                    -------------
7.2  Caulking & Sealants                                           -------------

8.1  Hollowmetal Doors & Frames                                    -------------
     Lobby Door Access Controls                                    -------------
8.2  Glazing                                                       -------------

9.0  Drywall/Painting/Wall Coverings                               -------------
9.1  Acoustical                                                    -------------
9.2  Flooring                                                      -------------


10.0 Specialties                                                   -------------

15.0 HVAC                                                          -------------
     Plumbing                                                      -------------
15.1 Fire Protection                                               -------------

16.0 Electrical                                                    -------------

17.0 Controls                                                      -------------

17.2 Tax                                                           -------------
17.3 Fee                                                           -------------


                               TOTAL COST ESTIMATE                 $  2,071,380
                                                                   -------------

                               SOURCES OF FUNDS:

                               TENANT ESCROW ACCOUNT               $  2,071,380
                                                                   -------------

                                      E-1